EXHIBIT 10.10.2

SECOND AMENDMENT
TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER

Dated as of September 30, 2008

among

BUILDING MATERIALS HOLDING CORPORATION,

BMC WEST CORPORATION
AND OTHER SUBSIDIARY GUARANTORS,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Joint Lead Arranger, Joint Book Manager, Swingline Lender and
L/C Issuer,

JPMORGAN CHASE BANK, N.A.,
as Documentation Agent

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

J.P. MORGAN SECURITIES INC.,
Joint Lead Arranger and Joint Book Manager

SECOND AMENDMENT
TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER (this “Amendment”) dated as of September 30, 2008, by and among (i) BUILDING MATERIALS HOLDING CORPORATION, a Delaware corporation (“Holdings”), as borrower, (ii) BMC WEST CORPORATION, a Delaware corporation (the “Company”), and certain other affiliates of Holdings, as guarantors, (iii) the Lenders party to the Credit Agreement referenced below, (iv) JPMORGAN CHASE BANK, N.A., as Documentation Agent, and (v) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as L/C Issuer, Swingline Lender, Joint Lead Arranger, Joint Book Manager and Administrative Agent.

A. WHEREAS, Holdings, the Company and the other Guarantors, the Lenders and the Administrative Agent are parties to a Second Amended and Restated Credit Agreement, dated as of November 10, 2006, as amended by a First Amendment to Second Amended and Restated Credit Agreement and Waiver, dated as of February 29, 2008 (as so amended, the “Credit Agreement”).

B. WHEREAS, by written notice dated July 29, 2008 (the “Notice Letter”), Holdings notified the Administrative Agent of certain Defaults under the Credit Agreement as more specifically described in such Notice Letter (such Defaults specified in the Notice Letter, the “Specified Defaults”).

C. WHEREAS, in light of the Specified Defaults, Holdings has requested that the Majority Lenders agree to certain amendments to the Credit Agreement.

D. WHEREAS, the Majority Lenders have agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1. Definitions; Interpretation.

(a) Terms Defined in Credit Agreement. All capitalized terms used in this Amendment (including in the preamble and recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b) Interpretation. The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2. Amendments to the Credit Agreement; Waiver of Specified Defaults.

(a) Amendments. The Credit Agreement shall be amended as follows, effective as of the date of satisfaction of the conditions set forth in Section 3 of this Amendment:

(i)	Section 1.01 of the Credit Agreement (captioned “Certain Defined Terms”) shall be amended as follows:

(A)	The defined term “Account” shall be amended and restated in its entirety as follows: ““Account” means an account (as that term is defined in the UCC).”

(B)	A new defined term “Account Debtor” shall be inserted in alphabetical order as follows: ““Account Debtor” means any Person who is obligated on an Account.”

(C)
The defined term “Applicable Fee Amount” shall be amended and restated in its entirety as follows:

““Applicable Fee Amount” means, with respect to the Commitment Fees, 0.50%, and, with respect to the Standby Letter of Credit fees payable hereunder, 5.25%.”

(D)
The defined term “Applicable Margin” shall be amended and restated in its entirety as follows:

““Applicable Margin” means, with respect to Base Rate Loans, 3.25%, and, with respect to Offshore Rate Loans, 5.25%.”

(A) A new defined term “Appraised Value of Real Estate Collateral” shall be inserted in alphabetical order as follows:

(E)
““Appraised Value of Real Estate Collateral” means the appraised Dollar value of the Mortgaged Property that is subject to a valid and perfected first priority Lien in favor of the Administrative Agent (subject only to Permitted Liens), such Dollar value to be as determined from time to time by an appraisal company selected by the Administrative Agent. As of the Second Amendment Effective Date, the most recent Appraised Value of Real Estate Collateral is $218,908,002, as reflected on the schedule attached to the Borrowing Base Certificate delivered on the Second Amendment Effective Date.”

(F)	A new defined term “BMCI” shall be inserted in alphabetical order as follows: ““BMCI” means BMC Insurance, Inc., a Hawaii corporation.”

(G)
A new defined term “BMCI Liquidation” shall be inserted in alphabetical order as follows:

““BMCI Liquidation” means (i) the liquidation of BMCI, (ii) the distribution or other transfer of all cash, cash equivalents and other securities held by BMCI to Holdings, (iii) the conversion of all such cash equivalents and other securities to cash through the orderly disposition thereof and (iv) the wind down and cessation of operations of BMCI.”

(H)	The defined term “Borrowing Base” shall be amended and restated in its entirety as follows:

““Borrowing Base” means, as of any date of determination, the result of:

a. 70% of the (A) amount of Eligible Accounts less the (B) Warranty Reserve less (C) the Gift Certificate Reserve, plus

b. 50% of (A) the value of Eligible Inventory (other than Truss and Millwork Inventory) less (B) the Inventory Vendor Discount Reserve less (C) the Inventory Volume Rebate Reserve, plus

c. 25% of (A) the value of Eligible Truss and Millwork Inventory less (B) the Truss and Millwork Vendor Discount Reserve less (C) the Truss and Millwork Volume Rebate Reserve, plus

d. 75% of the Fixed Assets Orderly Liquidation Value (or 60% of net book value of Eligible Fixed Assets (which as of the Second Amendment Effective Date is $_________)), prior to receipt by Administrative Agent of the first appraisal determining the Fixed Assets Orderly Liquidation Value), plus

e. 50% of the Appraised Value of Real Estate Collateral, minus

f. the Rent Reserve plus the aggregate amount of other reserves, if any, established by the Administrative Agent in the exercise of its Permitted Discretion.”

(I)	A new defined term “Cash Balance” shall be inserted in alphabetical order as follows:

““Cash Balance” means, at any time, the aggregate Dollar amount of all cash and cash equivalents of Holdings and its Subsidiaries held in deposit accounts, securities accounts or otherwise, as determined in accordance with GAAP, but including, without limitation, any cash or cash equivalents held in a Cash Collateral Account without regard to how the account balance is accounted for on Holdings’ financial statements.”

(J)	A new defined term “Cash Collateral Account” shall be inserted in alphabetical order as follows:

““Cash Collateral Account” means that certain securities account with account number _____ held at _____ (or such other interest-bearing deposit accounts held at Wells Fargo Bank, N.A. or its Affiliates satisfactory to the Administrative Agent) in the name of the Administrative Agent, for itself and on behalf of and for the benefit of the Lenders, in which cash shall from time to time be deposited pursuant to the Loan Documents as additional collateral for the Obligations.”

(K)	The defined term “Cash Collateralize” shall be amended and restated in its entirety as follows:

““Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the applicable Lenders, as additional collateral for the L/C Obligations or the Obligations, as the case may be, pursuant to the Loan Documents, cash or deposit account balances. Derivatives of such term shall have corresponding meaning.

(L)	A new defined term “Collateral Access Agreement” shall be inserted in alphabetical order as follows:

““Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Holdings’ or its Subsidiaries’ books and records, Inventory or equipment, in each case, in form and substance reasonably satisfactory to Administrative Agent.”

(M)	A new defined term “Collected and Available Cash” shall be inserted in alphabetical order as follows:

““Collected and Available Cash” means, at any time, the aggregate Dollar amount of all cash and cash equivalents constituting good and available funds of Holdings and its Subsidiaries, deposited into deposit accounts and concentrated into concentration accounts of Holdings and its Subsidiaries.”

(N)	The defined term “Commercial Letter of Credit” shall be amended by deleting the text “ordinary course of business” and replacing it with the text “Ordinary Course of Business”.

(O)	The defined terms “Consolidated Net Income”, “Consolidated Net Worth”, and “Consolidated Total Assets” shall be deleted.

(P)	A new defined term “Costs of Goods Sold From Continuing Operations” shall be inserted in alphabetical order as follows:

““Costs of Goods Sold From Continuing Operations” means, for any period, costs of goods sold of Holdings and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but exclusive of costs of goods sold of the Wind-Down Business Units.”

(Q)	A new defined term “Costs of Goods Sold From Wind-Down Business Units” shall be inserted in alphabetical order as follows:

““Costs of Goods Sold From Wind-Down Business Units” means, for any period, costs of goods sold of the Wind-Down Business Units for such period determined in accordance with GAAP.”

(R)	The defined term “Disposition” shall be amended by adding an additional sentence at the end of the definition thereof as follows:

““For purposes of Section 2.08(a)(iii), a Disposition shall not include the sale, lease, conveyance or other disposition of property (other than real estate and other fixed assets) of the Wind-Down Business Units.”

(S)	The defined term “EBITDA” shall be amended and restated in its entirety as follows:

““EBITDA From Continuing Operations” means, for any period, the sum of Gross Profit From Continuing Operations for such period minus Selling, General and Administrative Expenses From Continuing Operations for such period plus (to the extent deducted in determining Gross Profit From Continuing Operations pursuant to clause (b) of the definition thereof or to the extent included in Selling, General and Administrative Expenses From Continuing Operations, and without duplication) (i) depreciation expense and amortization expense for such period, (ii) restructuring, charges relating to the shutdown or relocation of facilities and other like charges and professional fees and costs attributable to the restructuring of Holdings’ consolidated operations; provided, however, that such charges shall not exceed $700,000 per month, (iii) other nonrecurring items attributable to the restructuring of Holdings’ consolidated operations as may from time to time be agreed to by the Administrative Agent and the Documentation Agent in their reasonable discretion, (iv) non-cash impairment charges of goodwill and other intangibles, (v) non-cash share based compensation costs; provided, however, that such costs shall not exceed $750,000 per month, (vi) severance and early retirement costs attributable to the restructuring of Holdings’ consolidated operations; provided, however, that such costs shall not exceed $500,000 per month; (vii) the write-off or write-down of fixed assets attributable to the restructuring of Holdings’ consolidated operations; (viii) the write-off or write-down of operating leases attributable to the restructuring of Holdings’ consolidated operations; and (ix) fees and costs of attorneys and other professional advisors relating to the negotiation and documentation of the Second Amendment; all calculated for Holdings and its Subsidiaries on a consolidated basis for such period in accordance with GAAP.”

(T)	A new defined term “EBITDA From Wind-Down Business Units” shall be inserted in alphabetical order as follows:

““EBITDA From Wind-Down Business Units” means, for any period, the sum of Gross Profit From Wind-Down Business Units for such period minus Selling, General and Administrative Expenses From Wind-Down Business Units for such period plus (to the extent deducted in determining Gross Profit From Wind-Down Business Units pursuant to clause (b) of the definition thereof or to the extent included in Selling, General and Administrative Expenses From Wind-Down Business Units, and without duplication) (i) depreciation expense and amortization expense for such period, (ii) non-cash impairment charges of goodwill and other intangibles, (iii) the write-off or write down of fixed assets at “wind down” locations; (iv) the write-off, write down or reserves for bad debt of operating leases at “wind down” locations; (v) the write-off or write down of receivables at “wind down” locations; and the (vi) the write-off or write down of inventory at “wind down” locations; all calculated for the Wind-Down Business Units for such period in accordance with GAAP.”

(U)	A new defined term “Eligible Accounts” shall be inserted in alphabetical order as follows:

““Eligible Accounts” means those Accounts created by Holdings or any Guarantor in the ordinary course of its business, that arise out of such Person’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Administrative Agent in Administrative Agent’s Permitted Discretion to address the results of any audit performed by Administrative Agent from time to time after the Second Amendment Effective Date. Eligible Accounts shall not include the following (unless the Administrative Agent has imposed a reserve in the respect of the relevant Accounts), without duplication:

a. Accounts that the Account Debtor has failed to pay within 60 days of original due date or Accounts with selling terms of more than 30 days,

b. Accounts owed by an Account Debtor (or its Affiliates) where 20% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

c. Accounts with respect to which the Account Debtor is owed a credit by Holdings or any Guarantor, to the extent of such credit,

d. Accounts consisting of late fees or similar finance charges with respect to Accounts deemed ineligible under clause (a) above,

e. Accounts subject to a contra account or with respect to which the Account Debtor is otherwise a creditor of Holdings or any Guarantor, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such contra account, claim, right of setoff, or dispute,

f. Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which Holdings or any Guarantor has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

g. Accounts with respect to which the Account Debtor has made a deposit or other advance payment, to the extent of such deposit or advance payment,

h. Accounts with respect to which the Account Debtor is owed premiums by Holdings or any Guarantor for WRAP insurance, to the extent of such premiums,

i. Accounts arising from services subject to a performance bond or other Surety Instrument,

j. Accounts with respect to which the Account Debtor is an Affiliate of Holdings or an employee or agent of Holdings or any Affiliate of Holdings,

k. Accounts with cash-on-delivery, cash-in-advance or similar selling terms,

l. Accounts with respect to which the Account Debtor is a school, school district or other similar payor,

m. Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Holdings has complied, to the reasonable satisfaction of Administrative Agent, with the Assignment of Claims Act, 31 USC §3727), or (ii) any state of the United States,

n. Accounts with respect to which the Account Debtor has earned an allowance or rebate, to the extent of such allowance or rebate,

o. Accounts evidenced by a promissory note or other instrument,

p. Accounts evidencing billings in excess of costs, to the extent of such excess,

q. Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

r. Accounts that are not payable in Dollars,

s. Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Administrative Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Administrative Agent and is directly drawable by Administrative Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Administrative Agent,

t. Accounts with respect to an Account Debtor whose total obligations owing to Holdings and the Guarantors exceed 20% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Administrative Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

u. Accounts, the collection of which Administrative Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor’s financial condition,

v. Accounts that are not subject to a valid and perfected first priority Lien in favor of the Administrative Agent,

w. Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,

x. Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity”

(V)	A new defined term “Eligible Fixed Assets” shall be inserted in alphabetical order as follows:

““Eligible Fixed Assets” means the fixed assets (other than real estate) of Holdings and the Guarantors that comply with each of the representations and warranties respecting Eligible Fixed Assets made in the Loan Documents and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Administrative Agent in Administrative Agent’s Permitted Discretion to address the results of any audit or appraisal performed by Administrative Agent from time to time after the Second Amendment Effective Date. An item of fixed assets shall not be included in Eligible Fixed Assets (unless the Administrative Agent has imposed a reserve in the respect of the relevant fixed assets), without duplication, if:

a. Holdings or any Guarantor does not have good, valid, and marketable title thereto,

b. it is not located at one of the locations in the continental United States set forth on Schedule 1.01A, as such Schedule may be amended from time to time (or in-transit from one such location to another such location),

c. it is located on real property leased by Holdings or any Guarantor or in a contract warehouse, in each case, unless either (1) it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises, or (2) a Rent Reserve has been imposed in respect of the Fixed Assets located at such location,

d. it is not subject to a valid and perfected first priority Lien in favor of the Administrative Agent.

(W)	A new defined term “Eligible Inventory” shall be inserted in alphabetical order as follows:

““Eligible Inventory” means Inventory consisting of first quality finished goods held for sale in the ordinary course of Holdings’ or any Guarantor’s business, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Administrative Agent in Administrative Agent’s Permitted Discretion to address the results of any audit or appraisal performed by Administrative Agent from time to time after the Second Amendment Effective Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Holdings’ historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if (unless the Administrative Agent has imposed a reserve in the respect of the relevant Inventory), without duplication:

a. Holdings or any Guarantor does not have good, valid, and marketable title thereto,

b. it is not located at one of the locations in the continental United States set forth on Schedule 1.01A, as such Schedule may be amended from time to time (or in-transit from one such location to another such location),

c. it is located on real property leased by Holdings or any Guarantor or in a contract warehouse, in each case, unless (1) it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises, or (2) a Rent Reserve has been imposed in respect of the Inventory located at such location,

d. it is not subject to a valid and perfected first priority Lien in favor of the Administrative Agent,

e. it consists of goods returned or rejected by Holdings’ or any Guarantor’s customers,

f. it consists of goods that are obsolete or slow moving, restrictive or custom items, work-in-process (other than Truss and Millwork Inventory), raw materials, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in Holdings’ or any Guarantor’s business, bill and hold goods, defective goods, “seconds,” or Inventory acquired on consignment,

g. it consists of non-perpetual Inventory,

h. it consists of special order Inventory, or

i. it consists of racks and pallets Inventory.

(X)	A new defined term “Eligible Truss and Millwork Inventory” shall be inserted in alphabetical order as follows:

““Eligible Truss and Millwork Inventory” means Eligible Inventory consisting of Truss and Millwork Inventory.”

(Y)	A new defined term “Excess Cash Flow” shall be inserted in alphabetical order as follows:

““Excess Cash Flow” means, for any period, (i) EBITDA From Continuing Operations for such period minus (ii) the sum of (A) Capital Expenditures for such period to the extent permitted under Section 8.21, (B) taxes paid in cash during such period and (C) payments of principal and interest paid in cash during such period in respect of Indebtedness permitted under Section 8.05, in each case, for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.”

(Z)	A new defined term “Fixed Assets Orderly Liquidation Value” shall be inserted in alphabetical order as follows:

““Fixed Assets Orderly Liquidation Value” means the Dollar amount that is estimated to be recoverable in an orderly liquidation of the Eligible Fixed Assets net of all associated costs and expenses of such liquidation, such Dollar amount to be as determined from time to time by an appraisal company selected by the Administrative Agent.”

(AA)
A new defined term “Gift Certificate Reserve” shall be inserted in alphabetical order as follows:

““Gift Certificate Reserve” means, as of any date of determination, a Dollar amount equal to Holdings’ and its Subsidiaries’ accrued liabilities for outstanding gift certificates as of such date.”

(BB)
A new defined term “Gross Profit From Continuing Operations” shall be inserted in alphabetical order as follows:

““Gross Profit From Continuing Operations” means, for any period, (a) Total Sales From Continuing Operations for such period minus (b) Costs of Goods Sold From Continuing Operations for such period.”

(CC)
A new defined term “Gross Profit From Wind-Down Business Units” shall be inserted in alphabetical order as follows:

““Gross Profit From Wind-Down Business Units” means, for any period, (a) Total Sales From Wind-Down Business Units for such period minus (b) Costs of Goods Sold From Wind-Down Business Units for such period.”

(DD)	The defined term “Indebtedness” shall be amended by deleting the text “ordinary course of business” and replacing it with the text “Ordinary Course of Business”.

(EE)
A new defined term “Interest Coverage Ratio” shall be inserted in alphabetical order as follows:

““Interest Coverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (i) EBITDA From Continuing Operations to (ii) Interest Expense paid in cash, in each case, for the period of four fiscal quarters ended on such date.”

(FF)	A new defined term “Inventory” shall be inserted in alphabetical order as follows:

““Inventory” means inventory (as that term is defined in the UCC).”

(GG)
A new defined term “Inventory Vendor Discount Reserve” shall be inserted in alphabetical order as follows:

““Inventory Vendor Discount Reserve” means, as of any date of determination, (i) 100% minus the Truss and Millwork Inventory Percentage multiplied by (ii) the amount of reserves that Holdings has recorded in its books as of such date, in accordance with GAAP, in respect of vendor discounts earned on Holdings’ and its Subsidiaries’ Inventory.”

(HH)
A new defined term “Inventory Volume Rebate Reserve” shall be inserted in alphabetical order as follows:

““Inventory Volume Rebate Reserve” means, as of any date of determination, (i) 100% minus the Truss and Millwork Inventory Percentage multiplied by (ii) the amount of reserves that Holdings has recorded in its books as of such date, in accordance with GAAP, in respect of rebates earned by vendors relating to volume purchases of Holdings’ and its Subsidiaries’ Inventory.”

(II)
A new defined term “L/C Cash Collateral Account” shall be inserted in alphabetical order as follows:

““L/C Cash Collateral Account” means one or more non-interest bearing deposit accounts held at Wells Fargo Bank, N.A. in the name of the Administrative Agent, for itself and on behalf of and for the benefit of the L/C Issuer and the Revolving Lenders, in which cash shall from time to time be deposited pursuant to the Loan Documents as additional collateral for the L/C Obligations.

(JJ)	A new defined term “Leverage Ratio” shall be inserted in alphabetical order as follows:

““Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (i) Total Funded Debt on such date to (ii) EBITDA From Continuing Operations for the period of four fiscal quarters ended on such date.”

(KK)	A new defined term “Liquidity” shall be inserted in alphabetical order as follows:

““Liquidity” means, at any time, a Dollar amount equal to (i)(A) the Borrowing Base then in effect plus (B) (to the extent a positive number) (1) the Cash Balance at such time minus (2) $15,000,000, minus (ii) the Effective Amount of all Revolving Loans, Swingline Loans and L/C Obligations at such time.”

(LL)	A new defined term “OFAC” shall be inserted in alphabetical order as follows:

““OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.”

(MM)	A new defined term “Ordinary Course of Business” shall be inserted in alphabetical order as follows:

““Ordinary Course of Business” means, in respect of any transaction involving a Loan Party, the ordinary course of such Loan Party’s business, and undertaken by such Loan Party in good faith and not for purposes of evading any covenant or restriction in any Loan Document.”

(NN)	A new defined term “Permitted Discretion” shall be inserted in alphabetical order as follows:

““Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured lender) business judgment.”

(OO)
The defined term “Permitted Swap Obligations” shall be amended by (A) inserting the word “Specified” before the phrase “Swap Contracts”, and (B) deleting the text “ordinary course of business” and replacing it with the text “Ordinary Course of Business.”

(PP)	A new defined term “PIK Interest” shall be inserted in alphabetical order as follows:

““PIK Interest” has the meaning specified in Section 2.10(a).”

(QQ)	A new defined term “PIK Margin” shall be inserted in alphabetical order as follows:

““PIK Margin” means 2.75%.”

(RR)
A new defined term “Rent Reserve” shall be inserted in alphabetical order as follows:

““Rent Reserve” means, as of any date of determination and without duplication for multiple classes of eligible assets held at any particular location, a Dollar amount equal to (i) three multiplied by (ii) the aggregate monthly rent payable by Holdings and its Subsidiaries in respect of all real property leased by Holdings and its Subsidiaries and all contract warehouses, in each case, where Eligible Inventory or Eligible Fixed Assets are located.”

(SS)	A new defined term “Sanctioned Entity” shall be inserted in alphabetical order as follows:

““Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.”

(TT)	A new defined term “Sanctioned Person” shall be inserted in alphabetical order as follows:

““Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.”

(UU)	A new defined term “Solvent” shall be inserted in alphabetical order as follows:

““Solvent” means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person’s assets is greater than all of such Person’s debts.”

(VV)	A new defined term “Second Amendment” shall be inserted in alphabetical order as follows:

““Second Amendment” shall mean the Second Amendment to Second Amended and Restated Credit Agreement and Waiver dated as of September __, 2008, among Holdings, the Guarantors, the Lenders and the Administrative Agent.”

(WW)	A new defined term “Second Amendment Effective Date” shall be inserted in alphabetical order as follows:

““Second Amendment Effective Date” means the “Effective Date” under and as defined in the Second Amendment.”

(XX)	A new defined term “Selling, General and Administrative Expenses From Continuing Operations” shall be inserted in alphabetical order as follows:

““Selling, General and Administrative Expenses From Continuing Operations” means, for any period, selling, general and administrative expenses of Holdings and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but exclusive of selling, general and administrative expenses of the Wind-Down Business Units.”

(YY)	A new defined term “Selling, General and Administrative Expenses From Wind-Down Business Units” shall be inserted in alphabetical order as follows:

““Selling, General and Administrative Expenses From Wind-Down Business Units” means, for any period, selling, general and administrative expenses of the Wind-Down Business Units for such period determined in accordance with GAAP.”

(ZZ)	The defined term “Subsidiary” shall be amended by inserting the text “7.19, ” immediately before the text “8.03”.

(AAA)	The defined term “Surety Bond Reserve” shall be deleted.

(BBB)	A new defined term “Swap Provider” shall be inserted in alphabetical order as follows:

““Swap Provider” means any Person that at the time such Person entered into a Specified Swap Contract with Holdings was a Lender or any Affiliate of any Lender.

(CCC)	A new defined term “Total Funded Debt” shall be inserted in alphabetical order as follows:

““Total Funded Debt” means, as of any date of determination, all (i) indebtedness for borrowed money as of such date (excluding any capitalized interest), plus(ii) obligations in respect of Capital Leases as of such date, in each case, of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP, including all Term B Loans, Revolving Loans, Swingline Loans and L/C Obligations.”

(DDD)	A new defined term “Total Sales From Continuing Operations” shall be inserted in alphabetical order as follows:

““Total Sales From Continuing Operations” means, for any period, total sales of Holdings and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but exclusive of total sales of the Wind-Down Business Units.”

(EEE)	A new defined term “Total Sales From Wind-Down Business Units” shall be inserted in alphabetical order as follows:

““Total Sales From Wind-Down Business Units” means, for any period, total sales of the Wind-Down Business Units for such period determined in accordance with GAAP.”

(FFF)	A new defined term “Truss and Millwork Inventory” shall be inserted in alphabetical order as follows:

““Truss and Millwork Inventory” means Inventory consisting of trusses and millwork.”

(GGG)	A new defined term “Truss and Millwork Inventory Percentage” shall be inserted in alphabetical order as follows:

““Truss and Millwork Inventory Percentage” means, as of any date of determination, the percentage of Holdings’ and its Subsidiaries’ total Inventory consisting of Truss and Millwork Inventory as of such date.”

(HHH)	A new defined term “Truss and Millwork Vendor Discount Reserve” shall be inserted in alphabetical order as follows:

““Truss and Millwork Vendor Discount Reserve” means, as of any date of determination, (i) the Truss and Millwork Inventory Percentage multiplied by (ii) the amount of reserves that Holdings has recorded in its books as of such date, in accordance with GAAP, in respect of vendor discounts earned on Holdings’ and its Subsidiaries’ Inventory.”

(III)
A new defined term “Truss and Millwork Volume Rebate Reserve” shall be inserted in alphabetical order as follows:

““Truss and Millwork Volume Rebate Reserve” means, as of any date of determination, (i) the Truss and Millwork Inventory Percentage multiplied by (ii) the amount of reserves that Holdings has recorded in its books as of such date, in accordance with GAAP, in respect of rebates earned by vendors relating to volume purchases of Holdings’ and its Subsidiaries’ Inventory.”

(JJJ)	A new defined term “Warranty Reserve” shall be inserted in alphabetical order as follows:

““Warranty Reserve” means, as of any date of determination, the amount of reserves that Holdings has recorded in its books as of such date, in accordance with GAAP, in respect of actual or estimated warranty claims relating to products or services provided by Holdings and its Subsidiaries.”

(KKK)	A new defined term “Wind-Down Business Units” shall be inserted in alphabetical order as follows:

““Wind-Down Business Units” means the business units identified on Schedule 1.01B.”

(LLL)	A new defined term “Wind-Down of Non-Core Operations” shall be inserted in alphabetical order as follows:

““Wind-Down of Non-Core Operations” means the termination or transfer of all employees and the cessation of business operations (within the meaning of Section 165 of the Code) of the Wind-Down Business Units.”

(ii)	Section 2.01 of the Credit Agreement (captioned “Amounts and Terms of Commitment and Loans”) shall be amended by amending and restating the first two sentences of Section 2.01(b) as follows:

“On the terms and subject to the conditions of this Agreement, each Revolving Lender severally agrees to advance to Holdings from time to time during the period beginning on the Effective Date and ending on the Revolving Loan Maturity Date such loans (each such loan, a “Revolving Loan”) in Dollars as Holdings may request under this Section 2.01(b); provided, however, that (i) after giving effect to any Borrowing of Revolving Loans, (A) the Effective Amount of all Revolving Loans and Swingline Loans and the Effective Amount of all L/C Obligations shall not exceed the combined Revolving Commitments of the Revolving Lenders, (B) the Effective Amount of the Revolving Loans of any Revolving Lender plus the participation of such Revolving Lender in the Effective Amount of all L/C Obligations and in the Effective Amount of all Swingline Loans shall not at any time exceed such Revolving Lender’s Revolving Commitment and (C) the Effective Amount of all Revolving Loans, Swingline Loans and L/C Obligations shall not exceed the Borrowing Base then in effect. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, Holdings may borrow under this Section 2.01(b), prepay under Section 2.07 and reborrow under this Section 2.01(b).”

(iii)	Section 2.05 of the Credit Agreement (captioned “Termination or Reduction of Commitments”) shall be amended by deleting the parenthetical “(except pursuant to Section 2.01(f))”.

(iv)	Section 2.06 of the Credit Agreement (captioned “Swingline Loans”) shall be amended by amending and restating the proviso in the first sentence thereof as follows:

“provided that at no time shall (i) the sum of the Effective Amount of all Swingline Loans plus the Effective Amount of all Revolving Loans plus the Effective Amount of all L/C Obligations exceed the combined Revolving Commitments of the Revolving Lenders, (ii) the Effective Amount of all Swingline Loans exceed the Swingline Commitment and (iii) the Effective Amount of all Revolving Loans, Swingline Loans and L/C Obligations exceed the Borrowing Base then in effect.”

(v)	Section 2.08 of the Credit Agreement (captioned “Mandatory Prepayments of Loans; Mandatory Commitment Reductions”) shall be amended as follows:

(A)	Section 2.08(a)(ii) shall be amended and restated in its entirety as follows:

“(ii) If at any time the Effective Amount of all Revolving Loans and Swingline Loans plus the Effective Amount of all L/C Obligations exceeds the combined Revolving Commitments of the Revolving Lenders, Holdings shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans, Swingline Loans and L/C Borrowings by an amount equal to the applicable excess in the following order of priority: first, Holdings shall prepay any L/C Borrowings then outstanding up to an amount equal to the applicable excess; second, Holdings shall prepay the Swingline Loans then outstanding up to an amount equal to any remaining excess; and third, Holdings shall prepay the Revolving Loans then outstanding up to an amount equal to any remaining excess.”

(B)	Section 2.08(a)(iii) shall be amended and restated in its entirety as follows:

“(iii) If Holdings, the Company or any other Subsidiary shall at any time make or agree to make a Disposition, then (A) Holdings shall promptly notify the Administrative Agent of such Disposition (including notice of the amount of the estimated Net Proceeds to be received by Holdings, the Company or such other Subsidiary in respect thereof), and (B) promptly upon, and in no event later than one (1) Business Day after, receipt by Holdings, the Company or such other Subsidiary of the Net Proceeds of such Disposition, Holdings shall prepay the Term B Loans in an aggregate amount equal to 100% of the amount of the Net Proceeds of such Disposition; provided, however, that with respect to any Non-Wholly-Owned Subsidiary, Holdings shall only be required to prepay the Term B Loans as provided above in an amount equal to the ratable portion of the Net Proceeds received by such Non-Wholly-Owned Subsidiary based on Holdings’ direct or indirect interest in such Non-Wholly-Owned Subsidiary; and provided further, however, that if the Net Proceeds of any Disposition are less than $100,000, then Holdings may delay the prepayment of the Term B Loans required under this Section 2.08(a)(iii) until such time as aggregate Net Proceeds from Dispositions in respect of which a prepayment under this Section 2.08(a)(iii) has not been made exceed $100,000.”

(C)	Section 2.08(a)(v) shall be amended and restated in its entirety as follows:

“(v) If at any time the Effective Amount of all Revolving Loans and Swingline Loans plus the Effective Amount of all L/C Obligations exceeds the Borrowing Base then in effect, Holdings shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans, Swingline Loans and L/C Borrowings and Cash Collateralize the L/C Obligations by an amount equal to the applicable excess in the following order of priority: first, Holdings shall prepay any L/C Borrowings then outstanding up to an amount equal to the applicable excess; second, Holdings shall prepay the Swingline Loans then outstanding up to an amount equal to any remaining excess; third, Holdings shall prepay the Revolving Loans then outstanding up to an amount equal to any remaining excess; and fourth, Holdings shall Cash Collateralize the L/C Obligations then outstanding up to an amount equal to any remaining excess in accordance with Section 3.07.”

(D)	Section 2.08(a)(vii) shall be amended by (1) re-designating such Section as Section 2.08(a)(xi) and (2) amending and restating such Section in its entirety as follows:

“(xi) Any prepayments pursuant to this Section 2.08 shall be subject to Section 4.04 and applied, first, to any Base Rate Loans then outstanding and then to Offshore Rate Loans with the shortest Interest Periods remaining. Holdings shall pay, together with each prepayment under this Section 2.08, accrued interest (other than PIK Interest, except as otherwise provided in Section 2.10(b)) on the amount of any Loans prepaid and any amounts required pursuant to Section 4.04. Prepayments of Term B Loans shall be applied to reduce the Term B Loans with respect to each remaining installment of principal pro rata in accordance with the then remaining installments payable under Section 2.09(a).”

(E)	New Sections 2.08(a)(vii), 2.08(a)(viii), 2.08(a)(ix) and 2.08(a)(x) shall be inserted as follows:

“(vii) If Holdings, the Company or any other Subsidiary shall at any time or from time to time receive cash, checks or other cash equivalent financial instruments in respect of the BMCI Liquidation (other than any such items received on or prior to the Second Amendment Effective Date and applied to prepay the Term B Loans) (“BMCI Liquidation Proceeds”), then promptly upon, and in no event later than one (1) Business Day after, receipt by Holdings, the Company or such other Subsidiary of BMCI Liquidation Proceeds, Holdings shall prepay the outstanding principal amount of the Revolving Loans, Swingline Loans and L/C Borrowings and Cash Collateralize the Obligations by an aggregate amount equal to 100% of the Dollar amount of such BMCI Liquidation Proceeds in the following order of priority: first, Holdings shall prepay any L/C Borrowings to the extent L/C Borrowings in a sufficient amount are then outstanding; second, Holdings shall prepay the Swingline Loans to the extent Swingline Loans in a sufficient amount are then outstanding; third, Holdings shall prepay the Revolving Loans to the extent Revolving Loans in a sufficient amount are then outstanding; and fourth, Holdings shall Cash Collateralize the Obligations in accordance with Section 2.17.

(viii) If Holdings, the Company or any other Subsidiary shall at any time or from time to time receive cash, checks or other cash equivalent financial instruments from any Governmental Authority in respect of the anticipated federal tax refunds for tax years 2006 and 2007 and the state tax refunds for a tax year 2008 net operating loss carryback (all such amounts net of settlement payments for open audit years, “Tax Refund Proceeds”), then promptly upon, and in no event later than one (1) Business Day after, receipt by Holdings, the Company or such other Subsidiary of Tax Refund Proceeds, Holdings shall (A) prepay the Term B Loans in an aggregate amount equal to 70% of the Dollar amount of such Tax Refund Proceeds and (B) prepay the outstanding principal amount of the Revolving Loans, Swingline Loans and L/C Borrowings and Cash Collateralize the Obligations by an aggregate amount equal to 30% of the Dollar amount of such Tax Refund Proceeds in the following order of priority: first, Holdings shall prepay any L/C Borrowings to the extent L/C Borrowings in a sufficient amount are then outstanding; second, Holdings shall prepay the Swingline Loans to the extent Swingline Loans in a sufficient amount are then outstanding; third, Holdings shall prepay the Revolving Loans to the extent Revolving Loans in a sufficient amount are then outstanding; and fourth, Holdings shall Cash Collateralize the Obligations in accordance with Section 2.17.

(ix) If as of the close of business on any Business Day the balance in the Cash Collateral Account on such day exceeds $25,000,000, then Holdings shall within one (1) Business Day, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans, Swingline Loans and L/C Borrowings and Cash Collateralize the Obligations by an amount equal to the applicable excess in the following order of priority: first, Holdings shall prepay any L/C Borrowings then outstanding up to an amount equal to the applicable excess; second, Holdings shall prepay the Swingline Loans then outstanding up to an amount equal to any remaining excess; third, Holdings shall prepay the Revolving Loans then outstanding up to an amount equal to any remaining excess; and fourth, Holdings shall Cash Collateralize the Obligations in accordance with Section 2.17.

(x) Following the end of each fiscal year of Holdings, commencing with the fiscal year ending December 31, 2010, Holdings shall prepay the Term B Loans in an aggregate amount equal to 75% of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this Section 2.08(a)(x) shall be made on or prior to the date that is five Business Days after the date on which financial statements are delivered pursuant to Section 7.01 with respect to the fiscal year for which Excess Cash Flow is being calculated.”

(F)	Section 2.08(c) shall be amended by deleting the text “Section 2.01(a)(iii), 2.01(a)(iv), 2.01(a)(v) or 2.01(a)(vi)” and replacing with the text “Section 2.08(a).”

(vi)	Section 2.10 of the Credit Agreement (captioned “Interest”) shall be amended as follows:

(A)	Section 2.10(a) shall be amended and restated in its entirety as follows:

“(a) (i) Subject to Section 2.10(c) below, each Revolving Loan and Term B Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to (A) the greater of the Offshore Rate and 3.00% or (B) the Base Rate, as the case may be (and subject to Holdings’ right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin; and (ii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate plus the Applicable Margin (for Base Rate Loans), or at such other rate as may be agreed to by the Swingline Lender. Each Term B Loan shall bear additional interest on the outstanding principal amount thereof from the Second Amendment Effective Date at a rate per annum equal to the PIK Margin (such additional interest, the “PIK Interest”).”

(B)	Section 2.10(b) shall be amended and restated in its entirety as follows:

“(b) Interest (other than PIK Interest) on each Revolving Loan, Term B Loan and Swingline Loan shall be paid in arrears on each Interest Payment Date. PIK Interest on each Term B Loan shall be paid in arrears on the date of maturity of the Term B Loans (whether at maturity, upon acceleration, or otherwise). Interest shall also be paid on the date of any prepayment of the Loans under Section 2.07 or Section 2.08 for the portion of such Loans so prepaid and upon payment (including prepayment) in full thereof, and on the Revolving Loan Maturity Date or Term B Loan Maturity Date, as applicable; provided, however, that PIK Interest need not be paid on the date of any prepayment of the Loans under Section 2.07 or Section 2.08 except upon payment (including prepayment) in full of the Term B Loans. During the existence of any Event of Default, interest (other than PIK Interest) shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Lenders.”

(vii)
Section 2.11 of the Credit Agreement (captioned “Fees”) shall be amended by (A) amending Section 2.11(a) to (1) delete the word “and” immediately prior to clause (v) and replacing it with a comma, and (2) inserting a new clause (vi) immediately prior to the parenthetical at the end of such Section as follows: “and (vi) that certain letter agreement among Holdings, Wells Fargo and JPMorgan Chase Bank, N.A. dated [September 26], 2008”, and (B) adding a new Section 2.11(c) as follows:

“(c) In lieu of and in substitution for PIK Interest, each Term B Lender may, by irrevocable written election made to the Administrative Agent on or prior to the date that is 30 days after the Second Amendment Effective Date, elect to have its Term B Loans accrue a daily fee from the Second Amendment Effective Date at a rate per annum equal to the PIK Margin (the “PIK Fee”). The PIK Fee on each Term B Loan shall be paid in arrears on the date of maturity of the Term B Loans (whether at maturity, upon acceleration, or otherwise) and upon payment (including prepayment) in full of the Term B Loans.”

(viii)	A new Section 2.16 shall be added to the Credit Agreement as follows:

“2.16 Warrants. On the Second Amendment Effective Date, Holdings shall issue to each Lender warrants in substantially the form of Exhibit L hereto to purchase such Lender’s Proportionate Share of 2,824,732 shares of Holdings’ common stock, par value $0.001 per share.”

(ix)	A new Section 2.17 shall be added to the Credit Agreement as follows:

“2.17 Cash Collateral. Upon the occurrence of the circumstances described in Sections 2.08(a)(vii), (viii) or (ix) requiring Holdings to Cash Collateralize the Obligations, then Holdings shall immediately Cash Collateralize the Obligations in the applicable amount required under Sections 2.08(a)(vii), (viii) and (ix). Cash collateral held under this Section 2.17 shall be maintained in the Cash Collateral Account pursuant to the Security Agreement. Unless an Event of Default has occurred and is continuing, Holdings shall have access to the funds in the Cash Collateral Account and Holdings may from time to time give instructions to the depository bank directing the disposition of the funds in the Cash Collateral Account. If an Event of Default has occurred and is continuing, Holdings shall not have access to the funds in the Cash Collateral Account and may not direct the disposition of the funds in the Cash Collateral Account, except with the consent of the Administrative Agent.”

(x)	Section 3.01 of the Credit Agreement (captioned “The Letter of Credit Subfacility”) shall be amended by amending and restating the proviso in the first sentence of Section 3.01(a) as follows:

“provided that the L/C Issuer shall not be obligated to Issue, and no Revolving Lender shall be obligated to participate in, any Letter of Credit if such Letter of Credit is not denominated in Dollars or if as of the date of Issuance of such Letter of Credit (the “Issuance Date”) and after giving effect thereto (w) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans and Swingline Loans shall exceed the combined Revolving Commitments, (x) the participation of any Revolving Lender in the Effective Amount of all L/C Obligations and in the Effective Amount of all Swingline Loans plus the Effective Amount of the Revolving Loans of such Revolving Lender shall exceed such Revolving Lender’s Revolving Commitment, (y) the Effective Amount of L/C Obligations shall exceed the L/C Commitment or (z) the Effective Amount of all Revolving Loans, Swingline Loans and L/C Obligations shall exceed the Borrowing Base then in effect.”

(xi)
Section 3.02 of the Credit Agreement (captioned “Issuance, Amendment and Renewal of Letters of Credit”) shall be amended by deleting the text “clauses (x) through (z)” in Section 3.02(b) and replacing it with the text “clauses (w) through (z)”.

(xii)	Section 3.07 of the Credit Agreement (captioned “Cash Collateral Pledge”) shall be amended and restated in its entirety as follows:

“3.07 Cash Collateral Pledge. (a) Upon the request of the Administrative Agent, if the L/C Issuer has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (b) if, as of the Revolving Loan Maturity Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (c) the occurrence of the circumstances described in Sections 2.08(a)(i) or (v) requiring Holdings to Cash Collateralize Letters of Credit, then Holdings shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations, or in such other applicable amount required under Sections 2.08(a)(i) and (v). Holdings shall, to the extent necessary, make such additional pledges from time to time as shall be necessary to ensure that all such L/C Obligations remain at all times fully Cash Collateralized. Cash collateral held under this Section 3.07 or Section 9.02 shall be maintained in the L/C Cash Collateral Account pursuant to the Security Agreement. If L/C Obligations are Cash Collateralized pursuant to Section 2.08(a)(v) and at any time thereafter the Borrowing Base then in effect exceeds the Effective Amount of all Revolving Loans, Swingline Loans and L/C Obligations, then Holdings may request in writing that the Administrative Agent release funds from the L/C Cash Collateral Account in an amount up to the Dollar amount of the applicable excess, and promptly following its receipt of such written request the Administrative Agent shall, subject to the other provisions of this Agreement and the other Loan Documents, so release such funds in such Dollar amount, provided that no Default then exists and the Administrative Agent has received a certification to such effect from a Responsible Officer of Holdings.”

(xiii)
Section 5.03 of the Credit Agreement (captioned “Conditions to All Credit Extensions”) shall be amended by (A) deleting the word “and” at the end of Section 5.03(d), (B) replacing the period at the end of Section 5.03(e) with the text “; and” and (C) adding a new Section 5.03(f) as follows:

“(f) No Cash Collateral Account Balance. Unless waived by the Administrative Agent, the balance in the Cash Collateral Account shall be zero.”

(xiv)
Section 6.12 of the Credit Agreement (captioned “Environmental Matters”) shall be amended by deleting the text “ordinary course of business” and replacing it with the text “Ordinary Course of Business”.

(xv)	A new Section 6.23 shall be added to the Credit Agreement as follows:

“6.23 Eligible Accounts. As to each Account that is identified by Holdings as an Eligible Account in a Borrowing Base Certificate submitted to the Administrative Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the Ordinary Course of Business of Holdings or any Guarantor, (b) owed to Holdings or a Guarantor, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.”

(xvi)	A new Section 6.24 shall be added to the Credit Agreement as follows:

6.24 Eligible Fixed Assets. As to each item of fixed assets that is identified by Holdings as Eligible Fixed Assets in a Borrowing Base Certificate submitted to Administrative Agent, such fixed assets are (a) of good and saleable quality, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Fixed Assets.”

(xvii)	A new Section 6.25 shall be added to the Credit Agreement as follows:

6.25 Eligible Inventory. As to each item of Inventory that is identified by Holdings as Eligible Inventory or Eligible Truss and Millwork Inventory in a Borrowing Base Certificate submitted to Administrative Agent, such Inventory is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Inventory.”

(xviii)	A new Section 6.26 shall be added to the Credit Agreement as follows:

“6.26 BMCI Liquidation. No approval, consent, exemption, authorization, or other action, or notice to, or filing with, any Governmental Authority or other Person is necessary or required to effectuate the BMCI Liquidation, except for the written approval of the Insurance Division of the State of Hawaii, which has been obtained and is in full force and effect. As of July 31, 2008, the net book value of all cash, cash equivalents and other securities held by BMCI was $49,900,000. As of the Second Amendment Effective Date, Holdings has received a cash distribution from BMCI in the amount of $10,000,000.”

(xix)	Section 7.01 of the Credit Agreement (captioned “Financial Statements”) shall be amended as follows:

(A)	Section 7.01(c) shall be amended and restated in its entirety as follows:

“(c) as soon as available, but not later than thirty (30) days after the end of each fiscal month, (i) a copy of the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of the end of such month and the related consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such month, and certified by a Responsible Officer of Holdings as fairly presenting in accordance with GAAP (subject to year-end audit adjustments, quarterly accounting adjustments and the absence of footnotes), the consolidated financial position and the results of operations and cash flows of Holdings and the Subsidiaries, (ii) a management commentary in respect of the financial condition and results of operations of Holdings and its Subsidiaries for such fiscal month for which financial statements have then been delivered in accordance with the preceding clause (i), and (iii) a rolling 13-week consolidated cash flow forecast, updated monthly, for Holdings and its Subsidiaries, which forecast shall (A) state the assumptions used in the preparation thereof, (B) be otherwise in form satisfactory to the Administrative Agent, and (C) be accompanied by a certificate of a Responsible Officer of Holdings certifying that such cash flow forecast represents Holdings’ reasonable good faith estimates and assumptions as to future performance, which Holdings believes to be fair and reasonable as of the time made in light of then current and reasonably foreseeable business conditions (it being understood that forecasts and projections by their nature involve approximations and uncertainties);”

(B)	re-designating Section 7.01(d) as Section 7.01(e),

(C)	replacing all references to Section 7.01(d) with Section 7.01(e), and

(D)	inserting new Section 7.01(d) as follows:

“(d) as soon as available, but not later than April 30 of each fiscal year or as more frequently requested by Administrative Agent from time to time, an updated consolidated financial forecast for Holdings and its Subsidiaries for the then current fiscal month and each fiscal month thereafter through November 10, 2011, including forecasted consolidated balance sheets and consolidated statements of income and cash flows of Holdings and its Subsidiaries, which forecast shall (A) state the assumptions used in the preparation thereof, (B) compare Holdings actual financial results versus the consolidated financial forecast delivered by Holdings to the Administrative Agent and the Lenders on or about the Second Amendment Effective Date, (C) be otherwise in form satisfactory to the Administrative Agent, and (D) be accompanied by a certificate of a Responsible Officer of Holdings certifying that such financial projections represent Holdings’ reasonable good faith estimates and assumptions as to future performance, which Holdings believes to be fair and reasonable as of the time made in light of then current and reasonably foreseeable business conditions (it being understood that forecasts and projections by their nature involve approximations and uncertainties).”

(xx)
Section 7.02 of the Credit Agreement (captioned “Certificates; Other Information”) shall be amended by (A) deleting the word “and” at the end of Section 7.02(j), (B) re-designating Section 7.02(k) as Section 7.02(q) and (C) inserting new Sections 7.02(k) through 7.02(p) as follows:

“(k) as soon as available, but not later than 7 days after the end of each week, a weekly cash flow variance report, which report shall (i) compare Holdings’ actual consolidated cash flows for the week then ended versus the forecasted cash flows for such week set forth in the 13-week consolidated cash flow forecast then most recently delivered by Holdings to the Administrative Agent under Section 7.01(c) and (ii) be in a form satisfactory to the Administrative Agent;

(l) as soon as available, but not later than 30 days after the end of each fiscal month, a monthly status report on the Wind Down of Non-Core Operations, which report shall address such matters as may be reasonably requested from time to time by the Administrative Agent and shall otherwise be in a form satisfactory to the Administrative Agent;

(m) not later than 50 days after the end of each fiscal month, a monthly management call with the Administrative Agent and the Lenders (other than Public Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Holdings or its securities)) to discuss such matters as the Administrative Agent or any participating Lender may reasonably request;

(n) as soon as available, but not later than five Business Day after receipt by Holdings, the report of PriceWaterhouseCoopers on the anticipated tax-related impact on Holdings’ of the BMCI Liquidation;

(o) promptly upon the request from time to time of the Administrative Agent, a status report on (i) any federal or state tax audits of Holdings or any of its Subsidiaries, (ii) the filing of any federal or state tax returns, (iii) any anticipated tax refunds, tax abatements or other credits and (iv) such other tax-related matters as the Administrative Agent may reasonably request;

(p) promptly, and in any event not later than 30 days after each fiscal quarter, a report of all outstanding Surety Instruments; and”

(xxi)
Section 7.04 of the Credit Agreement (captioned “Preservation of Corporate Existence, Etc.”) shall be amended by deleting the text “ordinary course of business” in Section 7.04(c) and replacing it with the text “Ordinary Course of Business”.

(xxii)	Section 7.10 of the Credit Agreement (captioned “Inspections of Property and Books and Records”) shall be amended by amending and restating Section 7.10(b) in its entirety as follows:

“(b) Without limiting the generality of Section 7.10(a), as frequently as the Administrative Agent or the Majority Lenders may deem appropriate, each of Holdings and the Company will provide Administrative Agent or its designees access to Holdings’, the Company’s and the Subsidiaries’ records and premises and allow auditors or appraisers to conduct audits and appraisals of Holdings’ and its Subsidiaries’ property, plant, equipment, inventory and accounts. Holdings shall pay all reasonable fees and expenses of each such audit and appraisal.”

(xxiii)	A new Section 7.18 shall be added to the Credit Agreement as follows:

“7.18 Financial Advisor. Holdings shall retain Alvarez & Marsal, or another firm acceptable to the Administrative Agent and Documentation Agent, as financial advisor to Holdings who will report jointly to Holdings’ Chief Executive Officer and Board of Directors. Such financial advisor will have primary responsibility for overseeing the Wind-Down of Non-Core Operations and ensuring that it is completed on time and within budget. In addition, such financial advisor will be charged with developing and implementing incremental productivity and efficiency projects. Holdings may terminate the engagement of such financial advisor after obtaining the consent of the Administrative Agent and the Documentation Agent.”

(xxiv)	A new Section 7.19 shall be added to the Credit Agreement as follows:

“7.19 BMCI Liquidation. Holdings shall, and shall cause its Subsidiaries to, take all steps necessary to cause the BMCI Liquidation to be completed by no later than January 5, 2009.”

(xxv)	A new Section 7.20 shall be added to the Credit Agreement as follows:

“7.20 Cash Balance; Cash Sweep. Holdings shall, and shall cause its Subsidiaries to, take all steps necessary to ensure that the Cash Balance is at all times subject to a first priority Lien in favor of the Administrative Agent for the ratable benefit of the Lenders to secure the Obligations and that the Cash Balance is held in deposit accounts or securities accounts, or any combination thereof, that are maintained by a branch office of a bank or securities intermediary located within the United States and that are subject to the control of the Administrative Agent within the meaning of Section 9314 of the UCC. Holdings shall, and shall cause its Subsidiaries to, take all steps necessary to ensure that the Collected and Available Cash in excess of $1,000,000 is swept to the Cash Collateral Account on a daily basis.”

(xxvi)	A new Section 7.21 shall be added to the Credit Agreement as follows:

“7.21 Wind-Down of Non-Core Operations. Holdings shall, and shall cause its Subsidiaries to, take all steps necessary to cause (a) the Wind-Down of Non-Core Operations in respect of all Wind-Down Business Units located in Florida to be completed by no later than December 31, 2008, and (b) the Wind-Down of Non-Core Operations in respect of all other Wind-Down Business Units to be completed by no later than March 31, 2009.”

(xxvii)	A new Section 7.22 shall be added to the Credit Agreement as follows:

“7.22 Tax Returns. Holdings shall, and shall cause its Subsidiaries to, timely file all Federal and other material tax returns and reports required to be filed and to take all other steps necessary to ensure that Holdings and its Subsidiaries are paid all tax refunds to which Holdings and its Subsidiaries may be entitled as a result of net operating losses or otherwise in any applicable tax period.”

(xxviii)	Section 8.01 of the Credit Agreement (captioned “Limitation on Liens”) shall be amended as follows.

(A)
Section 8.01 shall be amended by deleting the text “ordinary course of business” in each place where it appears in such Section and replacing it in each instance with the text “Ordinary Course of Business”.

(B)	Section 8.01(a)(xiii) shall be amended and restated in its entirety as follows:

“(xiii) [Intentionally omitted.]”

(xxix)	Section 8.02 of the Credit Agreement (captioned “Disposition of Assets”) shall be amended as follows:

(A)
Section 8.02 shall be amended by deleting the text “ordinary course of business” in each place where it appears in such Section and replacing it in each instance with the text “Ordinary Course of Business”.

(B)	Section 8.02(a) shall be amended by deleting the text “ or equipment”.

(xxx)	Section 8.04 of the Credit Agreement (captioned “Loans and Investments”) shall be amended as follows:

(A)
Section 8.04 shall be amended by deleting the text “ordinary course of business” in each place where it appears in such Section and replacing it in each instance with the text “Ordinary Course of Business”.

(B)	Section 8.04(h) shall be amended and restated in its entirety as follows:

“(h) Investments by Holdings in BMCI as of the Second Amendment Effective Date.”

(xxxi)
Section 8.08 of the Credit Agreement (captioned “Contingent Obligations”) shall be amended by deleting the text “ordinary course of business” in each place where it appears in such Section and replacing it in each instance with the text “Ordinary Course of Business”.

(xxxii)	Section 8.19 of the Credit Agreement (captioned “Financial Covenants”) shall be amended and restated in its entirety as follows:

“8.19 Financial Covenants.

(a) Holdings shall not permit its Liquidity as of the last day of any fiscal month to be less than $20,000,000; provided, however, that as of the last day of the fiscal months ending in July 2009, August 2009, September 2009, and October 2009, Holdings shall not permit its Liquidity to be less than $10,000,000. If on September 30, 2010, the Leverage Ratio is less than or equal to 4.20 to 1.00, then from and after such date Holdings shall no longer be required to comply with this Section 8.19(a).

(b) Holdings shall not permit its EBITDA From Continuing Operations as at the end of any fiscal month to be less than the following amounts for the respective periods set forth below:

Measurement Period	Minimum EBITDA

Three months ending	($10,000,000)
September 30, 2008

Four months ending	($10,000,000)
October 31, 2008

Five months ending	($15,000,000)
November 30, 2008

Six months ending	($20,000,000)
December 31, 2008

Seven months ending	($20,000,000)
January 31, 2009

Eight months ending	($20,000,000)
February 28, 2009

Nine months ending	($20,000,000)
March 31, 2009

Ten months ending	($20,000,000)
April 30, 2009

Eleven months ending	($18,000,000)
May 31, 2009

Measurement Period	Minimum EBITDA

Twelve months ending June 30, 2009	($15,000,000)

Twelve months ending July 31, 2009	($10,000,000)

Twelve months ending August 31, 2009	($4,500,000)

Twelve months ending September 30, 2009	$2,000,000

Twelve months ending October 31, 2009	$6,500,000

Twelve months ending November 30, 2009	$14,000,000

Twelve months ending December 31, 2009	$27,000,000

Twelve months ending January 31, 2010	$33,000,000

Twelve months ending February 28, 2010	$37,000,000

Twelve months ending March 31, 2010	$39,000,000

Twelve months ending April 30, 2010	$45,000,000

Twelve months ending May 31, 2010	$51,000,000

Twelve months ending June 30, 2010	$58,000,000

Twelve months ending July 31, 2010	$66,000,000

Twelve months ending August 31, 2010	$69,000,000

Twelve months ending September 30, 2010	$80,000,000

Twelve months ending October 31, 2010	$87,000,000

Twelve months ending November 30, 2010	$93,000,000

Measurement Period	Minimum EBITDA

Twelve months ending	$96,000,000
December 31, 2010 and
monthly thereafter

If on September 30, 2010, the Leverage Ratio is less than or equal to 4.20 to 1.00, then from and after such date Holdings shall no longer be required to comply with this Section 8.19(b).

(c) Holdings shall not permit EBITDA From Wind-Down Business Units for the six months ending March 31, 2009, to be less than ($15,000,000).

(d) If on September 30, 2010, the Leverage Ratio is less than or equal to 4.20 to 1.00, then from and after such date Holdings shall not permit the Leverage Ratio as at the end of any fiscal quarter to be greater than the following amounts for the respective periods set forth below:

Period	Leverage Ratio

Twelve months ending	4.20 to 1.00
September 30, 2010

Twelve months ending	4.00 to 1.00
December 31, 2010

Twelve months ending	3.60 to 1.00
March 31, 2011

Twelve months ending	3.30 to 1.00
June 30, 2011

Twelve months ending	3.10 to 1.00
September 30, 2011

(e) If on September 30, 2010, the Leverage Ratio is less than or equal to 4.20 to 1.00, then from and after such date Holdings shall not permit the Interest Coverage Ratio as at the end of any fiscal quarter to be less than the following amounts for the respective periods set forth below:

Period	Interest Coverage Ratio

Twelve months ending September 30, 2010	2.90 to 1.00

Period	Interest Coverage Ratio

Twelve months ending	3.10 to 1.00
December 31, 2010

Twelve months ending	3.50 to 1.00
March 31, 2011

Twelve months ending	3.80 to 1.00
June 30, 2011

Twelve months ending	4.30 to 1.00”
September 30, 2011

(xxxiii)	Section 8.21of the Credit Agreement (captioned “Capital Expenditures”) shall be amended and restated in its entirety as follows:

“8.21 Capital Expenditures. Holdings shall not, and shall not permit any of its Subsidiaries to, make any Capital Expenditures in excess of, on a consolidated basis, in any fiscal year the following amounts for the respective periods set forth below:

Period	CapEx Limit

Fiscal 2008	$20,000,000

Fiscal 2009	$20,000,000

Fiscal 2010	$30,000,000

Fiscal 2011	$30,000,000”

(xxxiv)	A new Section 8.22 shall be added to the Credit Agreement as follows:

“8.22 No Opt-In to Article 8 of the UCC. Holdings shall not suffer or permit any Subsidiary which is either a limited partnership or limited liability company to amend its limited partnership agreement or limited liability company operating agreement, as the case may be, to certificate any of its limited partnership interests or membership interests, as the case may be, or opt into Article 8 of the UCC, without the prior written consent of the Administrative Agent.”

(xxxv)	Section 9.01(c) of the Credit Agreement (captioned “Specific Defaults”) shall be amended and restated in its entirety as follows:

“(c) Specific Defaults. Holdings or the Company or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.03(a), Section 7.04(a)(i), Section 7.12, Section 7.19 or Section 7.21 or in Article VIII; or”

(xxxvi)	A new Schedule 1.01A shall be added to the Credit Agreement in the form of Schedule 1.01A attached hereto.

(xxxvii)	A new Schedule 1.01B shall be added to the Credit Agreement in the form of Schedule 1.01B attached hereto.

(xxxviii)	Schedule 2.09(a) shall be amended and restated in the form of Schedule 2.09(a) attached hereto.

(xxxix)	Exhibit K shall be amended and restated in the form of Exhibit K attached hereto.

(xl)	A new Exhibit L shall be added to the Credit Agreement in the form of Exhibit L attached hereto.

(b) Waiver of Specified Defaults. Subject to the terms and conditions of this Amendment, the Majority Lenders hereby waive (i) the Specified Defaults, and (ii) the defaults arising from the Specified Swap Contracts not conforming with clause (ii)(b) of the definition of “Permitted Swap Obligations” in the Credit Agreement.

(c) References Within Credit Agreement. Each reference in the Credit Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

SECTION 3. Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent (the date on which such conditions are satisfied, the “Effective Date”):

(a) Execution. The Administrative Agent shall have received (i) from Holdings, the Company and each other Guarantor a duly executed original of this Amendment (or, if elected by the Administrative Agent, a facsimile or PDF copy of such executed Amendment) and (ii) from the Majority Lenders duly executed original written consents to this Amendment (or, if elected by the Administrative Agent, facsimile or PDF copies of such executed consents) authorizing the Administrative Agent to execute and deliver this Amendment on the Majority Lenders’ behalf.

(b) UCC Searches. The Administrative Agent shall have received in form and substance reasonably satisfactory to the Administrative Agent and the Majority Lenders results, dated as of a recent date prior to the Effective Date, of searches conducted in the UCC filing records in each of the governmental offices in each jurisdiction in which any Loan Party is organized confirming that the Liens on the Collateral granted to the Administrative Agent on behalf of the Lenders and the other Secured Parties (as defined in the Security Agreement) are subject to no Liens other than Permitted Liens.

(c) BMCI Proceeds. Holdings shall prepay the Term B Loans in an aggregate amount equal to the greater of (i) $10,000,000 and (ii) the aggregate Dollar amount of all cash, checks and other cash equivalent financial instruments received by Holdings on or prior to the Effective Date in respect of the BMCI Liquidation.

(d) Legal Opinion. The Administrative Agent shall have received an opinion of Gibson, Dunn & Crutcher LLP, counsel to Holdings, dated the Effective Date, addressed to the Administrative Agent and the Lenders, covering such legal matters concerning Holdings, the Guarantors, this Amendment and the Loan Documents as the Administrative Agent or any Lender may reasonably request.

(e) Borrowing Base Certificate. The Administrative Agent shall have received a completed Borrowing Base Certificate calculating the Borrowing Base as of the close of business on August 31, 2008, certified by a Responsible Officer of Holdings.

(f) Supplement to Security Agreement. The Administrative Agent shall have received a supplement to the Security Agreement duly executed by the parties thereto attaching updated Schedules to the Security Agreement as of the Effective Date.

(g) Officer’s Certificate. The Administrative Agent shall have received a certificate of the chief executive officer or chief financial officer of Holdings, addressed to the Administrative Agent and the Lenders and dated the Effective Date, certifying that:

(i)
The representations and warranties set forth in Article VI of the Credit Agreement and in the other Loan Documents are true and correct in all material respects as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date and, if in respect of Section 6.11 of the Credit Agreement shall be deemed instead to refer to the last day of the most recent fiscal quarter and fiscal year for which financial statements have then been delivered); provided, however, that the foregoing qualifying provision “in all material respects” shall not be applicable to any representations and warranties which are already subject to the same or similar qualifications;

(ii)	After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of such date; and

(iii)	After giving effect to this Amendment, no event or circumstance has occurred since December 31, 2007, that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(h) Good Standing Certificates. The Administrative Agent shall have received a good standing certificate, as of a date reasonably prior to the Effective Date as is determined by the Administrative Agent in good faith, for each Loan Party from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or formation.

(i) Secretary’s Certificate. The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of each Loan Party, dated as of the Effective Date, certifying:

(i)
that attached thereto are the Organization Documents of each Loan Party as in effect on the Effective Date, certified by the Secretary or Assistant Secretary of such Person as of the Effective Date, or a certification by such Secretary or Assistant Secretary that the Organization Documents of such Loan Party delivered to the Administrative Agent on the “Effective Date” of the Credit Agreement on November 10, 2006 or, if later, on the Additional Guarantor Accession Date on which any Subsidiary became a Guarantor are in full force and effect and have not been amended, supplemented or modified;

(ii)
that attached thereto are true and correct copies of the resolutions of the board of directors of such Loan Party (or other similar enabling action of each Loan Party that is not a corporation) authorizing the transactions contemplated hereby, and that such resolutions are in full force and effect and have not been amended, supplemented or modified; and

(iii)
the names, titles and true signatures of the officers of such Loan Party authorized to execute, deliver and perform, as applicable, this Amendment and all other Loan Documents to be delivered by it hereunder.

(j) Warrants. The Administrative Agent shall have received warrants in substantially the form of Exhibit L attached hereto, for the benefit of each of the Lenders, duly executed by Holdings.

(k) Fees and Expenses. Holdings shall have paid (i) all fees due and payable on the Effective Date under that certain letter agreement dated September 26, 2008, by and among Holdings, Wells Fargo and JPMorgan Chase Bank, N.A., (ii) the Amendment Fee, and (iii) all invoiced costs and expenses then due in accordance with Section 8(e) below.

(l) Material Adverse Effect. On and as of the Effective Date, after giving effect to this Amendment, no event or circumstance shall have occurred since December 31, 2007, that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(m) Representations and Warranties; No Default. On the Effective Date, after giving effect to this Amendment:

(i)
the representations and warranties contained in Section 4 hereof shall be true and correct in all material respects as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date and, if in respect of Section 6.11 of the Credit Agreement shall be deemed instead to refer to the last day of the most recent fiscal quarter and fiscal year for which financial statements have then been delivered); provided, however, that the foregoing qualifying provision “in all material respects” shall not be applicable to any representations and warranties which are already subject to the same or similar qualifications; and

(ii)	no Default or Event of Default shall have occurred and be continuing.

(n) Amendments to Operating Agreements. Holdings shall have amended the operating agreements of (i) SelectBuild Florida, LLC, (ii) A-1 Building Components, LLC, (iii) SelectBuild Mid-Atlantic, LLC, (iv) SelectBuild Trim, LLC, and (v) SelectBuild Mechanical, LLC, in form and substance reasonably satisfactory to the Administrative Agent, to address the provisions relating to (x) the restrictions upon transfer of membership interests and (y) the incapacity, death, bankruptcy or dissolution of a member.

(o) Subsidiary Joinders. (i) SelectBuild Mechanical, LLC and (ii) SelectBuild Illinois, LLC shall have duly executed and delivered to the Administrative Agent an Additional Guarantor Assumption Agreement.

(p) Additional Documents. The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, such additional approvals, documents, evidence of insurance, collateral access agreements and other information as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

SECTION 4. Representations and Warranties. To induce the Lenders to enter into this Amendment, Holdings, the Company and each other Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that all representations and warranties made by each such Person in Article VI of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof, after giving effect to this Amendment. For the purposes of this Section 4, (i) each reference in Article VI of the Credit Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Article, shall mean and be a reference to the Credit Agreement as amended by this Amendment, and each reference in such Article to “the Loan Documents” shall mean and be a reference to the Loan Documents as amended as contemplated hereby, (ii) Section 6.11 of the Credit Agreement shall be deemed instead to refer to the last day of the most recent fiscal quarter and fiscal year for which financial statements have then been delivered, and (iii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true and correct as of such earlier date).

SECTION 5. Reaffirmation of Liens and Guarantees.

(a) Each Loan Party hereby reaffirms that the Liens granted to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, under the Security Agreement and the other Collateral Documents remain in full force and effect and constitute, and shall constitute on and after the Effective Date, valid and perfected Liens on the Collateral (subject only to Permitted Liens) to secure the Secured Obligations. As used herein, “Secured Parties” and “Secured Obligations” shall have the meanings given to such terms in the Security Agreement, and, for the avoidance of doubt, the term “Secured Obligations” as used in this Amendment, the Credit Agreement as amended hereby and the other Loan Documents includes, without limitation, all Secured Obligations arising under or in connection with this Amendment and the Credit Agreement as amended by this Amendment.

(b) Each of the undersigned Guarantors, in its capacity as a Guarantor, does hereby consent to this Amendment and to the documents and agreements referred to herein, and nothing herein shall in any way limit any of the terms or provisions of the Guaranty of such Guarantor or the Collateral Documents executed by such Guarantor or any other Loan Document executed by such Guarantor (as the same may be amended from time to time), all of which are hereby ratified and affirmed in all respects.

SECTION 6. Amendment Fee. Holdings shall pay to Administrative Agent, for the benefit of the Lenders approving this Amendment, an amendment fee in the amount of (x) 0.50% times (y) the (1) Revolving Commitment plus (2) the outstanding principal amount of Term B Loans of each Lender that approves this Amendment (the “Amendment Fee”). Such Amendment Fee shall be fully earned on the Effective Date and paid only to those Lenders that approve this Amendment on or prior to 5:00 p.m. California time on September 29, 2008.

SECTION 7. Release.

(a) Holdings and each other Loan Party hereby absolutely and unconditionally waives, releases, remises and forever discharges the Administrative Agent and the Lenders, and any and all of their respective participants, members, related funds, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a “Released Party”), from any and all claims, suits, investigations, proceedings, demands, obligations, liabilities, damages, losses, costs, expenses, or causes of action of any kind, nature or description, whether based in law, equity, contract, tort, implied or express warranty, strict liability, criminal or civil statute, common law, or under any state or federal law or otherwise, of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, matured or unmatured, known or unknown, in each case, which Holdings or such other Loan Party has had, now has, or has made claim to have against any such Released Party for or by reason of any act, omission, matter, cause or thing whatsoever which relates, directly or indirectly to the Credit Agreement or any other Loan Document, provided, however, that the foregoing shall not effect or otherwise constitute a release of any duties or obligations set forth in this Amendment, the Credit Agreement or the other Loan Documents. It is the intention of Holdings and each other Loan Party in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California (or any comparable provision of any other applicable law), which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

Holdings and each other Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Holdings and each other Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b) Holdings and each other Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by such Person pursuant to the above release. Holdings and each other Loan Party further agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Administrative Agent’s Lien on any item of Collateral under the Credit Agreement or the other Loan Documents. If Holdings or any other Loan Party or any of its successors, assigns or other legal representations violates the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by such Released Party as a result of such violation.

SECTION 8. Miscellaneous.

(a) Notice. The Administrative Agent shall notify Holdings, the Company and the Lenders of the occurrence of the Effective Date and promptly thereafter distribute to Holdings, the Company and the Lenders copies of all documents delivered under Section 3 of this Amendment.

(b) Certain Consents. For purposes of determining compliance with the conditions specified in Section 3 above, each Lender that has executed this Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent, or made available for inspection, by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or reasonably satisfactory to such Lender.

(c) Credit Agreement Otherwise Not Affected. Except as expressly amended or waived as set forth in Section 2 above, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The Lenders’ and the Administrative Agent’s execution and delivery of, or acceptance of, this Amendment and any other documents and instruments in connection herewith (collectively, the “Amendment Documents”) shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.

(d) No Reliance. Each of Holdings, the Company and each other Guarantor hereby acknowledges and confirms to the Administrative Agent and the Lenders that it is executing this Amendment and the other Amendment Documents on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e) Costs and Expenses. Holdings agrees to pay to the Administrative Agent on demand the reasonable out-of-pocket costs and expenses of the Administrative Agent, and the reasonable fees and disbursements of counsel to the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith.

(f) Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by Holdings, the Company and each other Guarantor, the Administrative Agent and each Lender and their respective successors and assigns.

(g) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

(h) Complete Agreement; Amendments. This Amendment, together with the other Amendment Documents and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto and thereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior commitments, drafts, communications, discussion and understandings, oral or written, with respect thereto. This Amendment may not be modified, amended or otherwise altered except in accordance with the terms of Section 11.01 of the Credit Agreement.

(i) Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Amendment shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Amendment, or the validity or effectiveness of such provision in any other jurisdiction.

(j) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

(k) Loan Documents. This Amendment and the other Amendment Documents shall constitute Loan Documents.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

THE BORROWER

BUILDING MATERIALS HOLDING CORPORATION

By
Name:
Title:

THE GUARANTORS

BMC WEST CORPORATION
SELECTBUILD CONSTRUCTION, INC.
SELECTBUILD NORTHERN CALIFORNIA, INC.
SELECTBUILD DISTRIBUTION, INC.
C CONSTRUCTION, INC. TWF CONSTRUCTION, INC.
H.N.R. FRAMING SYSTEMS INC.SELECTBUILD, L.P.
SELECTBUILD SOUTHERN CALIFORNIA, INC.
SELECTBUILD NEVADA, INC.
SELECTBUILD ARIZONA, LLC
SELECTBUILD MID-ATLANTIC, LLC
SELECTBUILD FLORIDA, LLC
SELECTBUILD TRIM, LLC
KBI STUCCO, INC.
KBI WINDOWS, INC.
A-1 BUILDING COMPONENTS, LLC SELECTBUILD
MECHANICAL, LLC
SELECTBUILD ILLINOIS, LLC

By
Name:
Title:

[SIGNATURE PAGE 1 TO SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER]

THE ADMINISTRATIVE AGENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By
Name:
Title:

[SIGNATURE PAGE 2 TO SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER]

SCHEDULE 1.01A

Locations of Fixed Assets and Inventory

[To be provided.]

SCHEDULE 1.01B

Wind-Down Business Units

[To be provided.]

SCHEDULE 2.09(a)

Term B Loan Amortization Schedule

TERM B LOAN AMORTIZATION SCHEDULE EXHIBIT K

Date	% of Total Due	Payment Due Based on Aggregate Term B Commitment as of Effective Date

12/31/06	0.25%	$875,000

3/31/07	0.25%	$875,000
6/30/07	0.25%	$875,000
9/30/07	0.25%	$875,000
12/31/07	0.25%	$875,000

3/31/08	0.25%	$875,000
6/30/08	0.25%	$875,000
9/30/08	0.25%	$875,000
12/31/08	0.25%	$875,000

3/31/09	0.25%	$875,000
6/30/09	0.25%	$875,000
9/30/09	0.25%	$875,000
12/31/09	0.25%	$875,000

3/31/10	0.25%	$875,000
6/30/10	0.25%	$875,000
9/30/10	0.25%	$875,000
12/31/10	0.25%	$875,000

3/31/11	0.25%	$875,000
6/30/11	0.25%	$875,000
9/30/11	0.25%	$875,000
11/10/11	95%	$332,500,000

	100.00%	$350,000,000

EXHIBIT A
BORROWING BASE CALCULATION
(BUILDING MATERIALS HOLDING CORPORATION)

[To be provided.]

EXHIBIT K

FORM OF BORROWING BASE CERTIFICATE

[DATE]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent
201 3rd Street, 8th Floor
San Francisco, CA 94103
Attention: Records Management MAC #A0187-084

Ladies and Gentlemen:

The undersigned Responsible Officer of Holdings, pursuant to Section 7.02(j) of that certain Second Amended and Restated Credit Agreement, dated as of November 10, 2006, as amended by (x) a First Amendment to Second Amended and Restated Credit Agreement and Waiver, dated as of February 29, 2008 and (y) a Second Amendment to Second Amended and Restated Credit Agreement and Waiver, dated as of September __, 2008 (as so amended and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among (i) BUILDING MATERIALS HOLDING CORPORATION, a Delaware corporation (“Holdings”), as borrower, (ii) BMC WEST CORPORATION, a Delaware corporation (the “Company”), and certain other affiliates of Holdings, as guarantors, (iii) the Lenders party thereto, (iv) JPMORGAN CHASE BANK, N.A., as Documentation Agent, and (v) WELLS FARGO BANK, NATIONAL ASSOCIATION, as L/C Issuer, Swingline Lender, Joint Lead Arranger, Joint Book Manager and Administrative Agent (in such capacity, the “Administrative Agent”), hereby certifies, solely in such capacity, to the Administrative Agent that (1) the information attached hereto as Exhibit A is true and correct as of the effective date of the calculation set forth thereon and (2) no Event of Default has occurred and is continuing on such date.

All initially capitalized terms used in this Borrowing Base Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

BUILDING MATERIALS HOLDING CORPORATION

By:
Name:
Title:

EXHIBIT L

Form of Warrant

[FORM OF COMMON STOCK WARRANT]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT OR AN EXEMPTION FROM REGISTRATION, WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS
EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON
             TRANSFER SET FORTH IN SECTION 5 OF THIS WARRANT

Warrant No. [__]	Number of Shares: [___________]1 (subject to adjustment)
Date of Issuance: [____________], 2008 Original Issue Date (as defined in subsection 2(a)): [____________], 2008
Building Materials Holding Corporation

Common Stock Purchase Warrant

(Void after September 2015)

Building Materials Holding Corporation, a Delaware corporation (the “Company”), for value received, hereby certifies that [________________] or its registered assigns (the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or before 5:00 p.m. (New York City time) on [____________], 2015 (the “Exercise Period”), [___________] shares of Common Stock, $0.001 par value per share, of the Company (“Common Stock”), at a purchase price of $[____]2 per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively. This Warrant is one of a series of Warrants issued by the Company on the date hereof (collectively, the “Company Warrants”).

1.  Total number of shares underlying all warrants, collectively, to equal 8.75% of BMHC’s issued and outstanding common stock, on a fully-diluted basis, as of the closing date.

2.  Exercise price to equal the closing price on the NYSE on the closing date.

1.    Exercise.

(a)  Exercise for Cash. The Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time during the Exercise Period, by surrendering the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. A facsimile or electronic PDF signature of the Registered Holder on the purchase form shall be sufficient for purposes of exercising this Warrant, provided that the Company receives the Registered Holder’s original signature with three (3) business days thereafter.

(b)  Cashless Exercise.

(i)  At any time during the Exercise Period when the resale of the Warrant Shares by the Registered Holder is not registered pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), the Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part, on a cashless basis, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate and canceling a portion of this Warrant in payment of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. In the event of an exercise pursuant to this subsection 1(b), the number of Warrant Shares issued to the Registered Holder shall be determined according to the following formula:

X = Y(A-B)
A

Where:	X =	the number of Warrant Shares that shall be issued to the Registered Holder;

	Y =	the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Registered Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price);

	A =	the Fair Market Value (as defined below) of one share of Common Stock, as of the date prior to the Exercise Date; and

	B =	the Purchase Price then in effect.

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(ii)  “Fair Market Value” means, for any security as of any date, the closing sale price for such security on the New York Stock Exchange (“NYSE”), as reported by Bloomberg, or, if the NYSE begins to operate on an extended hours basis and does not designate the closing sale price then the last sale price of such security prior to 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if the NYSE is not the principal stock exchange for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last sale price of such security in an over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last sale price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Fair Market Value cannot be calculated for a security on a particular date on any of the foregoing bases, the Fair Market Value of such security on such date shall be the fair market value as mutually determined by the Company and the Registered Holder. If the Company and the Registered Holder are unable to agree upon the Fair Market Value of such security, then such dispute shall be resolved pursuant to Section 13 hereof. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(c)  Exercise Date. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the applicable purchase form shall have been surrendered to the Company as provided in subsection 1(a) or 1(b) above (the “Exercise Date”). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(d)  Issuance of Certificates. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within five (5) business days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:

(i)  a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; provided that in the event the Company's transfer agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Registered Holder in connection with the Registered Holder's sale of such Warrant Shares pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, the Company shall credit such aggregate number of shares of Common Stock to which the Registered Holder is entitled pursuant to such exercise to the Registered Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system; and

(ii)  in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised (which, in the case of an exercise pursuant to subsection 1(b), shall include both the number of Warrant Shares issued to the Registered Holder pursuant to such partial exercise and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price).

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(e) Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Registered Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Registered Holder (together with the Registered Holder's affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise.  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Registered Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Registered Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Registered Holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Registered Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written or oral request of the Registered Holder, the Company shall within two business days confirm orally and in writing to the Registered Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Company Warrants, by the Registered Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  By written notice to the Company, the Registered Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Registered Holder and not to any other holder of Company Warrants.

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2.    Adjustments.

(a)  Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date on which this Warrant was first issued (or, if this Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued) (the “Original Issue Date”) effect a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)  Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction:

(1)  the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)  the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the total number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefore, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further that in no event shall the Purchase Price be reduced pursuant to this Section 2(b)(2) below the Fair Market Value of the Common Stock on the Original Issue Date.

(c)  Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Registered Holder would have been entitled to receive had this Warrant been exercised on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Registered Holder.

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(d)  Adjustment for Reorganization.

(i)  If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (collectively, a “Reorganization”), then, following such Reorganization, the Registered Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization.

(ii)   The provisions of this paragraph (d) shall similarly apply to subsequent transactions analogous to a Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

(e)  Adjustment for Certain Subsequent Offerings.

(i)  In the event the Company, at any time after the Original Issue Date, shall issue shares of Additional Stock (as defined below) for consideration per share less than the Purchase Price in effect immediately prior to such issuance, then the Purchase Price in effect immediately prior to such issuance shall be adjusted in accordance with the following formula:

C
AP =	P x	O +	P
A

where:

AP = the adjusted Purchase Price.

P = the then current Purchase Price.

O = the number of shares outstanding (on a fully-diluted basis, assuming the full conversion, exercise or exchange of all convertible securities then outstanding) immediately prior to the issuance of such additional shares.

C = the aggregate consideration received for the issuance of such additional shares.

A = the number of shares outstanding (on a fully-diluted basis, assuming the full conversion, exercise or exchange of all Convertible Securities then outstanding) immediately after the issuance of such additional shares.

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(ii)  As used in this Section 2(e), “Additional Stock” shall mean any shares of Common Stock issued by the Company or deemed to be issued pursuant to Section 2(e)(iii) after the Original Issue Date, except shares of Common Stock issued (A) by reason of a stock split, combination, dividend, or other distribution or issuance of shares of Common Stock that is covered by Sections 2(a), 2(b), 2(c) or 2(d); (B) to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company; (C) upon exercise of the Company Warrants or any other warrants or convertible securities issued by the Company and outstanding as of the Original Issue Date or issued pursuant to clauses (A), (B) or (D) through (G) herein; (D) to banks, equipment lessors or other financial institutions in connection with loans or other extensions of credit made to the Company; (E) to suppliers or third party service providers in connection with the provision of goods or services (the primary purpose of which is not to raise equity capital); (F) in connection with sponsored research, collaborations, technology license, development, marketing or other similar agreements or mergers, acquisitions or strategic partnerships (the primary purpose of which is not to raise equity capital); or (G) upon exercise of any options, warrants or other rights assumed by the Company in connection with a merger or other acquisition.

(iii)  For the purpose of the adjustment required under this Section 2(e), if the Company issues or sells (A) stock or other securities (including, without limitation, warrants and options) convertible into, or exercisable in exchange for, shares of Additional Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (B) rights or options for the purchase of shares of Additional Stock or Convertible Securities and if the Effective Price (as defined below) of such shares of Additional Stock is less than the Purchase Price in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of shares of Additional Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Purchase Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of shares of Additional Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Purchase Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Purchase Price which would have been in effect had an adjustment been made on the basis that the only shares of Additional Stock so issued were the shares of Additional Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such shares of Additional Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities, whether or not converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities. As used herein, the “Effective Price” of the shares of Additional Stock shall mean the quotient determined by dividing the total number of shares of Additional Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 2(e), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 2(e), for such shares of Additional Stock.

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(f)  Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this Section 2, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten business days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of the Registered Holder (but in any event not later than five business days thereafter), furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

(g)  Deminimis Adjustments. No adjustment in the Purchase Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Purchase Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

3.    Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Registered Holder in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to subsection 1(b) above.

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4.   Transfers, etc.

(a)  Notwithstanding anything to the contrary contained herein, this Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) such sale or transfer shall be exempt from the registration requirements of the Act and the Company shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is an entity to a wholly owned subsidiary or affiliate of such entity, a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Registered Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member to the extent any such transfers are exempt from the registration requirements of the Securities Act, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 4, or (ii) a transfer made in accordance with Rule 144 under the Securities Act.

(b)  Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration under such act or an exemption from registration, which, in the opinion of counsel reasonably satisfactory to counsel for this corporation, is available.”

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the Registered Holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act or at such time as the Warrant Shares are sold or transferred in accordance with the requirements of a registration statement of the Company on Form S-1, or such other form as may then be in effect.

(c)  The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

(d)  Subject to the provisions of this Section 4, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).

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5.    No Impairment. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment.

6.    Notices of Record Date, etc. In the event:

(a)  the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(b)  of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation, or any transfer of all or substantially all of the assets of the Company; or

(c)  of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will send or cause to be sent to the Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be sent at least five business days prior to the record date or effective date for the event specified in such notice.

7.    Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

8.    Exchange or Replacement of Warrants.

(a)  Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of the Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

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(b)  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably requested) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

9.    Notices. All notices and other communications from the Company to the Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Registered Holder. All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered one business day after being sent via a reputable international overnight courier service guaranteeing next business day delivery.

10.  No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company. Notwithstanding the foregoing, in the event (i) the Company effects a split of the Common Stock by means of a stock dividend and the Purchase Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Registered Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Registered Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

11.  Amendment or Waiver. Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of Company Warrants representing at least two-thirds of the number of shares of Common Stock then subject to outstanding Company Warrants. Notwithstanding the foregoing, (a) this Warrant may be amended and the observance of any term hereunder may be waived without the written consent of the Registered Holder only in a manner which applies to all Company Warrants proportionately and otherwise in the same fashion and (b) the number of Warrant Shares subject to this Warrant and the Purchase Price of this Warrant may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the Registered Holder (it being agreed that an amendment to or waiver under any of the provisions of Section 2 of this Warrant shall not be considered an amendment of the number of Warrant Shares or the Purchase Price). The Company shall give prompt written notice to the Registered Holder of any amendment hereof or waiver hereunder that was effected without the Registered Holder’s written consent. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

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12.  Dispute Resolution. In the case of a dispute as to the determination of the Purchase Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two business days of receipt of the Purchase Form giving rise to such dispute, as the case may be, to the Registered Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Purchase Price or the Warrant Shares within three business days of such disputed determination or arithmetic calculation being submitted to the Registered Holder, then the Company shall, within two business days submit via facsimile (a) the disputed determination of the Purchase Price to an independent, reputable investment bank selected by the Company and approved by the Registered Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company, at the Company's expense, shall use reasonable best efforts to cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Registered Holder of the results no later than ten business days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13.  Section Headings. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

14.  Governing Law. This Warrant will be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

15.  Facsimile Signatures. This Warrant may be executed by facsimile signature or electronic document in PDF format.

* * * * * * *
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EXECUTED as of the Date of Issuance indicated above.

BUILDING MATERIALS HOLDING CORPORATION By:________________________________ Name: Title:

ATTEST:

_________________________

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EXHIBIT I

PURCHASE FORM

To: Building Materials Holding Corporation                                        Dated:____________

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. [__]), hereby elects to purchase (check applicable box):

Ø	____shares of the Common Stock of Building Materials Holding Corporation covered by such Warrant; or

Ø	____ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in subsection 1(b).

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

Ø	$______ in lawful money of the United States; and/or

Ø
the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 1(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 1(b).

Notwithstanding anything to the contrary contained herein, this Purchase Form shall constitute a representation by the holder of the Warrant submitting this Purchase Form that, after giving effect to the exercise provided for in this Purchase Form, such holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person's affiliates) of a number of shares of Common Stock which exceeds the Maximum Percentage of the total outstanding shares of Common Stock as determined pursuant to the provisions of Section 1(e) of this Warrant.

Signature: ______________________ Address: _______________________ _______________________

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EXHIBIT II

ASSIGNMENT FORM

FOR VALUE RECEIVED, _____________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. [__]) with respect to the number of shares of Common Stock of Building Materials Holding Corporation covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:_____________________

Signature:________________________________

Signature Guaranteed:

By: _______________________

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

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